Exhibit 99.2

 [LOGO]                                                Moller International
                                                       1222 Research Park Drive
                                                       Davis, CA 95616 USA
                                                       Facsimile (530) 756-5179
                                                       Phone (530) 756-5086
                                                       www.moller.com


                                                                    June 2, 2006
Effie Simpson
US Securities and Exchange Commission
Mail Stop 3561
Washington, D.C.  20549

RE:  Moller International, Inc. File No. 033173


Dear Ms. Simpson:

In accordance with your direction in the correspondance from your office dated 25 May 2006, Moller International acknowledges that:

a. The company is responsible for the adequacy and accuracy of the disclosure in the filings,
b. Staff comments or changes to disclosure in response to staff comments in the filings reviewed by the staff do not foreclose the Commission from taking any action with respect to the filing; and
c. The company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

In addition to this correspondance Moller International filed a SEC Form 8-K on 1 June 2006 stating that Vavrinek, Trine, Day & Co., LLP had declined reelection as our independent auditors. We simultaneously announced the selection of Malone & Bailey, PC as our new accountants with a press release on this topic on 1 June 2006 through Business Wire.

For reference the SEC Form 8-K Accession number is 0001157523-06-0057. For additional information, please feel free to call me at (530) 756-5086.

Respectfully,

/s/ Paul S. Moller, Ph.D.
    ---------------------
    Paul S. Moller, Ph.D.
    President


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